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                            [LETTERHEAD OF GALILEO]

                                                                     EXHIBIT 5.1
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May 28, 1998



Galileo International, Inc.
9700 West Higgins Road
Rosemont, Illinois 60018

Ladies and Gentlemen:


     I am Senior Vice President, Legal and General Counsel of Galileo International, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement"), pertaining to the registration by the Company of 8,640,000 shares of its Common Stock, par value $0.01 per share, pursuant to the Company's 1997 Stock Incentive Plan and 1997 Non-Employee Director Stock Plan (collectively, the "Plans").

     In that connection, I have examined the originals, or copies certified or otherwise authenticated to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the Company's Restated Certificate of Incorporation and Restated Bylaws in effect on the date hereof and the resolutions of the Board of Directors of the Company relating to the proposed offering of Common Stock pursuant to the Registration Statement.

     For purposes of this opinion, I have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. I have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered.

     My opinion set forth below is limited to the law of the State of Colorado, the General Corporation Law of the State of Delaware and the federal law of the United States, and I do not express any opinion herein concerning any other law.
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Galileo International, Inc.
May 28, 1998
Page 2

     Based on the foregoing, I am of the opinion that the shares of Common Stock under the Plans, the issuance of which is being registered by the Company, if and when sold and delivered as described in the Registration Statement and in accordance with the Plans, will have been duly authorized and validly issued, and will constitute fully paid and nonassessable shares of Common Stock.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement.



                                        Very truly yours,



                                        Babetta R. Gray
                                        Senior Vice President, Legal
                                        and General Counsel